EXHIBIT 5.1
[Letterhead of Debevoise & Plimpton LLP]
July 9, 2012
Reynolds Group Holdings Limited
Reynolds Group Issuer Inc.
Reynolds Group Issuer LLC
Reynolds Group Issuer (Luxembourg) S.A.
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Registration Statement on Form F-4
Ladies and Gentlemen:
     We have acted as special counsel to Reynolds Group Issuer Inc. (the “Corporate Issuer”), Reynolds Group Issuer LLC (the “LLC Issuer”) and Reynolds Group Issuer (Luxembourg) S.A. (the “Lux Issuer” and together with the Corporate Issuer and the LLC Issuer, the “Issuers”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (Registration No. 333-182332) filed with the Commission (the “Registration Statement”) relating to the proposed offering by the Issuers of the $1,250,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuers’ outstanding $1,250,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (originally issued on February 15, 2012) (the “Old Notes” and, together with the New Notes, the “Notes”).
     The New Notes are to be issued under the Seventh Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, a form of which is filed as Exhibit 4.22.2 to the Registration Statement. The obligations of the Issuers pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Supplemental Indenture (such guarantees, collectively, the “Guarantees”).
     As used herein, “Indenture” means, the Senior Notes Indenture, dated as of August 9, 2011, among the Issuers, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent, as amended and supplemented from time to time. “Trustee” means, The Bank of New York Mellon, in its capacity as trustee under the Indenture. “Delaware Corporate Guarantors” means, collectively, all guarantors listed in Schedule A under the heading “Delaware Corporate Guarantors.” “Other Guarantors” means, all guarantors listed in Schedule A under the heading “Other Guarantors.” “Guarantors” means, the Delaware Corporate Guarantors and the Other Guarantors listed in Schedule A.

     In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuers, the Guarantors and their respective parents and subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Issuers, the Guarantors and their respective parents and subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuers, the Guarantors and their respective parents and subsidiaries and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions.
     In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture and the Supplemental Indenture, (vi) the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, (vii) the enforceability of the Indenture and the Supplemental Indenture against the Trustee, (viii) that each of the Lux Issuer, the LLC Issuer and the Other Guarantors (A) has been duly organized under the laws of the jurisdiction of its formation, (B) is validly existing and in good standing under the laws of the jurisdiction of its formation, (C) has the power and authority to execute, deliver and perform its obligations under the Indenture and the Supplemental Indenture, (D) has taken all necessary actions under the laws of the jurisdiction of its formation to duly authorize the execution and delivery of, and performance of its obligations under the Indenture and the Supplemental Indenture and (E) to the extent governed by the laws of the jurisdiction of its formation, has duly executed and delivered the Indenture.
     Based upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that, upon the due execution of the Supplemental Indenture and the due execution and issuance of the New Notes by the Issuers and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, (1) the New Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and (2) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
     Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.
     The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as currently in effect, and we do not express any opinion herein concerning any other laws.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP

Schedule A
Delaware Corporate Guarantors

Bakers Choice Products, Inc.
Blue Ridge Holding Corp.
Blue Ridge Paper Products Inc.
Closure Systems International Americas, Inc.
Closure Systems International Holdings Inc.
Closure Systems International Inc.
Closure Systems International Packaging Machinery Inc.
CSI Sales & Technical Services Inc.
Evergreen Packaging Inc.
Evergreen Packaging USA Inc.
Evergreen Packaging International (US) Inc.
Graham Packaging Company Inc.
Pactiv Germany Holdings, Inc.
Pactiv International Holdings Inc.
PCA West Inc.
Prairie Packaging, Inc.
PWP Industries, Inc.
RenPac Holdings Inc.
Reynolds Consumer Products Inc.
Reynolds Flexible Packaging Inc.
Reynolds Group Holdings Inc.
Reynolds Manufacturing, Inc.
Reynolds Packaging Kama Inc.
Reynolds Presto Products Inc.
Reynolds Services Inc.
SIG Combibloc Inc.
GPC Capital Corp. I
GPC Capital Corp. II
Graham Packaging Acquisition Corp.
Graham Packaging PET Technologies Inc.
Graham Packaging Plastic Products Inc.
Graham Packaging PX Holding Corporation
Graham Packaging Regioplast STS Inc.
Other Guarantors

Whakatane Mill Australia Pty Limited
SIG Austria Holding GmbH
SIG Combibloc GmbH
SIG Combibloc GmbH & Co KG
Closure Systems International (Brazil) Sistemas de Vedação Ltda.
SIG Beverages Brasil Ltda.
SIG Combibloc do Brasil Ltda.
CSI Latin American Holdings Corporation
Evergreen Packaging Canada Limited
Pactiv Canada Inc.
CSI Closure Systems Manufacturing de Centro America, Sociedad de Responsabilidad Limitada
BCP/Graham Holdings L.L.C.
Closure Systems Mexico Holdings LLC
CSI Mexico LLC
GPC Holdings LLC

Pactiv Factoring LLC
Pactiv LLC
Pactiv Management Company LLC
Pactiv Retirement Administration LLC
Pactiv RSA LLC
Reynolds Consumer Products Holdings LLC
Reynolds Food Packaging LLC
Reynolds Packaging Holdings LLC
Reynolds Packaging LLC
SIG Holding USA, LLC
Closure Systems International Deutschland GmbH
Closure Systems International Holdings (Germany) GmbH
Omni-Pac Ekco GmbH Verpackungsmittel
Omni-Pac GmbH Verpackungsmittel
Pactiv Deutschland Holdinggesellschaft mbH
SIG Beteiligungs GmbH
SIG Beverages Germany GmbH
SIG Combibloc GmbH
SIG Combibloc Holding GmbH
SIG Combibloc Systems GmbH
SIG Combibloc Zerspanungstechnik GmbH
SIG Euro Holding AG & Co. KGaA
SIG Information Technology GmbH
SIG International Services GmbH
SIG Asset Holdings Limited
Closure Systems International (Hong Kong) Limited
Evergreen Packaging (Hong Kong) Limited
SIG Combibloc Limited
CSI Hungary Manufacturing and Trading Limited Liability Company Kft.
Closure Systems International Holdings (Japan) KK
Closure Systems International Japan, Limited
Southern Plastics Inc.
Beverage Packaging Holdings (Luxembourg) I S.A.
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
Evergreen Packaging (Luxembourg) S.à r.l.
Bienes Industriales del Norte, S.A. de C.V.
CSI en Ensenada, S. de R.L. de C.V.
CSI en Saltillo, S. de R.L. de C.V.
CSI Tecniservicio, S. de R.L. de C.V.
Evergreen Packaging Mexico, S. de R.L. de C.V.
Grupo CSI de Mexico, S. de R.L. de C.V.
Reynolds Metals Company de Mexico, S. de R.L. de C.V.
Técnicos de Tapas Innovativas, S.A. de C.V.
Pactiv Foodservice Mexico, S. de R.L. de C.V.
Grupo Corporativo Jaguar, S.A. de C.V.
Servicios Industriales Jaguar, S.A. de C.V.
Servicio Terrestre Jaguar, S.A. de C.V.
Pactiv Mexico, S. de R.L. de C.V.
Ultra Pac, Inc.
Closure Systems International B.V.
Evergreen Packaging International B.V.
Reynolds Consumer Products International B.V.
Reynolds Packaging International B.V.
Newspring Industrial Corp.
Whakatane Mill Limited
BRPP, LLC

SIG allCap AG
SIG Combibloc Group AG
SIG Combibloc Procurement AG
SIG Combibloc (Schweiz) AG
SIG Schweizerische Industrie-Gesellschaft AG
SIG Technology AG
SIG Combibloc Ltd.
Closure Systems International (UK) Limited
IVEX Holdings, Ltd.
J. & W. Baldwin (Holdings) Limited
Kama Europe Limited
Omni-Pac U.K. Limited
Reynolds Consumer Products (UK) Limited
Reynolds Subco (UK) Limited
SIG Combibloc Limited
SIG Holdings (UK) Limited
The Baldwin Group Limited
Reynolds Group Holdings Limited
Graham Packaging PX Company
Graham Packaging PX, LLC
GPACSUB LLC
GPC Opco GP LLC
GPC Sub GP LLC
Graham Packaging Company, L.P.
Graham Packaging GP Acquisition LLC
Graham Packaging LC, L.P.
Graham Packaging LP Acquisition LLC
Graham Packaging Minster LLC
Graham Packaging Holdings Company
Graham Recycling Company, L.P.
Graham Packaging West Jordan, LLC
Beverage Packaging Holdings (Luxembourg) IV S.à r.l.